Exhibit 10.38

Global Amendment to the Rackspace, Inc. 1999 Assumed Stock Option Plan, 2003 Stock Option Plan, 2005 Non-Qualified Stock Option Plan, Webmail.us, Inc. 2004 Stock Incentive Plan and 2007 Long Term Incentive Plan

WHEREAS, the Board of Directors of Rackspace, Inc. has resolved that all stock options issued under its compensatory option plans shall be exempt from registration under section 12(g) of the Securities Exchange Act of 1934; and

WHEREAS, all such plans meet the criteria established by amendments to Exchange Act Rule 12h-1 adopted by the Securities Exchange Commission effective December 7, 2007 pursuant to Release No. 34-56887, including restrictions on transferability as set forth in the amendments; and

WHEREAS, Rackspace, Inc. is desirous of amending the 1999 Assumed Stock Option Plan, 2003 Stock Option Plan, 2005 Non-Qualified Stock Option Plan, Webmail.us, Inc. 2004 Stock Incentive Plan and 2007 Long Term Incentive Plan, to require compliance with Rule 12h-1 as amended.

NOW, THEREFORE, it is hereby agreed that the 1999 Assumed Stock Option Plan, 2003 Stock Option Plan, 2005 Non-Qualified Stock Option Plan, Webmail.us, Inc. 2004 Stock Incentive Plan and 2007 Long Term Incentive Plan (collectively, the “Plans”), shall be amended as follows:

1. Rackspace, Inc. shall provide to all holders of stock options issued under the Plans the information described in Rules 701(e)(3), (4), and (5) under the Securities Act, no less often than every six months with the financial statements being not more than 180 days old.

2. This information shall be delivered either by physical or electronic delivery to all optionholders or by written notice to the optionholders of the availability of the information on an Internet site that may be password-protected and of any password needed to access the information.

3. The obligation to deliver this information shall continue until such time as Rackspace, Inc. becomes subject to the reporting requirements of section 13 or 15(d) of the Exchange Act.

Entered into effective December 13, 2007.

Rackspace, Inc.

By:	/s/ Alan Schoenbaum
Alan Schoenbaum,
Senior Vice President and General Counsel